UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

On October 28, 2022, (the “Effective Date”), Unifi Manufacturing, Inc., a beneficially owned subsidiary of Unifi, Inc. (the “Company”), and certain of its domestic affiliates (collectively, the “Borrowers”), as borrowers, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) for a $230.0 million senior secured credit facility (the “ABL Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, sole lead arranger and sole book runner, and Wells Fargo; Bank of America, N.A; and First National Bank, as lenders.  The ABL Facility consists of a $115.0 million revolving credit facility (the “ABL Revolver”) and a $115.0 million term loan (the “ABL Term Loan”).  The ABL Facility has a maturity date of October 28, 2027.  The Credit Agreement amended and restated the Amended and Restated Credit Agreement, dated as of March 26, 2015, by and among the Company and certain of its domestic subsidiaries, as borrowers; Wells Fargo, as administrative agent, sole lead arranger, and sole book runner; and the lenders party thereto, as amended.  Certain capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Each wholly owned domestic subsidiary of the Company, other than any Excluded Subsidiary (together with the Borrowers, the “Loan Parties”), is a guarantor of the ABL Facility.  In connection with the Credit Agreement, the Loan Parties entered into, among other ancillary documents, a Second Amended and Restated Guaranty and Security Agreement and a Fifth Amended and Restated Term Note (collectively with the Credit Agreement, the “ABL Facility Documents”).

Borrowings under the ABL Facility bear interest at rates per annum of either the Base Rate (as defined below) plus an Applicable Margin of 0.25% to 0.75% or, if elected by the Borrowers, Adjusted Term SOFR plus an Applicable Margin of 1.25% to 1.75%.  The “Base Rate” means the greatest of (i) the Floor, (ii) the Federal Funds Rate plus 0.5%, (iii) Adjusted Term SOFR for a one-month tenor plus 1.0%, and (iv) the prime lending rate as publicly announced from time to time by Wells Fargo.  The “Adjusted Term SOFR” is available for interest periods of one month or three months.  The “Applicable Margin” is based on the average quarterly excess availability under the ABL Revolver and the Company’s consolidated leverage ratio.  The Applicable Unused Line Fee Percentage is 0.25%.

The maximum availability under the ABL Revolver at any one time (the “Maximum Revolver Amount”) is $115.0 million, subject to the Company’s ability to request increases thereto up to an additional $75.0 million.  However, aggregate borrowings under the ABL Revolver are limited to a “Borrowing Base” equal to (i) 85% of the amount of the Borrowers’ eligible accounts, plus (ii) the lesser of (a) $60.0 million and (b) the lesser of (x) 65% of eligible inventory and (y) 85% of the appraised Net Recovery Percentage multiplied by the lower of cost or market value of eligible finished goods inventory, eligible raw materials inventory, and eligible work in process inventory (subject to a $5.0 million limit for eligible work-in-process inventory), minus (iii) customary reserves as determined by Wells Fargo as administrative agent.  The Borrowing Base as of the Effective Date was approximately $81.9 million.

The ABL Facility contains a financial covenant that requires the Loan Parties to maintain a Fixed Charge Coverage Ratio on a monthly basis of at least 1.05 to 1.00, in the event Excess Availability falls below the greater of (i) $17.5 million and (ii) 10% of the sum of (a) the Maximum Revolver Amount plus (b) the outstanding principal amount of the ABL Term Loan.  “Excess Availability” is defined as (x) the lesser of the Maximum Revolver Amount or the Borrowing Base availability, minus (y) the sum of (1) the outstanding balance of the ABL Revolver (including Letter of Credit usage) plus (2) the aggregate amount of all payables (other than payables that are being disputed in good faith by a Loan Party) aged in excess of the Borrowers’ past practice.  The Loan Parties had Excess Availability on the Effective Date of approximately $80.4 million.

The principal outstanding under the ABL Term Loan, which is currently $115.0 million, is repayable in quarterly installments of $2.3 million, commencing on February 1, 2023 and continuing on the first day of each May, August, November and February thereafter, with a final installment of all remaining unpaid principal (and all accrued and unpaid interest) being due on the maturity date (or an earlier date if the ABL Term Loan is accelerated upon the occurrence of an event of default).  The ABL Term Loan may be prepaid at par, in whole or in part, before the maturity date at the Borrowers’ discretion.

Mandatory prepayment of the ABL Facility is required upon the occurrence of certain events as specified in the Credit Agreement, including the receipt of proceeds upon certain dispositions of assets, in connection with certain other extraordinary receipts, upon incurrence of certain indebtedness, in connection with specified equity offerings, upon Revolver Usage exceeding the Borrowing Base, or when the values of certain assets fall below a threshold amount.

The ABL Facility is secured by a first-priority perfected security interest in (i) substantially all owned or hereafter acquired property and assets of the Loan Parties and all proceeds and products thereof, subject to permitted liens and customary exceptions, and (ii) all of the stock of (or other ownership interest in) each Loan Party (other than the Company) and certain subsidiaries of the Loan Parties.  However, only 65% of the stock of (or other ownership interest in) certain first tier controlled foreign subsidiaries, together with all proceeds and products thereof, are pledged to secure the ABL Facility, and such pledges are subject to exclusion by Wells Fargo as administrative agent.

The ABL Facility includes representations and warranties by the Loan Parties and their respective subsidiaries that are usual and customary for credit facilities of this type, including representations and warranties regarding: due organization and qualification; subsidiaries; due authorization; no conflict; governmental consents; binding obligations; perfected liens; title to assets; no encumbrances; litigation; compliance with laws; no material adverse effect; solvency; employee benefits; environmental condition; complete disclosure; the Patriot Act; indebtedness; payment of taxes; margin stock; governmental regulation; OFAC; sanctions; anti-corruption laws; anti-money laundering laws; employee and labor matters; excluded subsidiaries; leases; eligible accounts; eligible inventory; location of equipment and inventory; inventory records; and beneficial ownership certification.

The ABL Facility includes events of default that are usual and customary for credit facilities of this type, including: non-payment of obligations; non-performance of specified covenants and obligations; material judgments; bankruptcy or insolvency; default on other material debt obligations; material breach of any representation or warranty; limitation or termination of any guarantee with respect to the ABL Facility; impairment of security; and actual or asserted invalidity or unenforceability of any ABL Facility documentation or liens securing obligations under the ABL Facility documentation.  Upon the occurrence of an event of default, the Loan Parties’ obligations under the ABL Facility could be accelerated.

The ABL Facility contains affirmative covenants applicable to the Loan Parties and their respective subsidiaries that are usual and customary for credit facilities of this type, including covenants regarding: financial statements, reports, and certificates; collateral reporting; existence; maintenance of properties; taxes; insurance; inspection; compliance with laws; environmental; disclosure updates; formation of subsidiaries; further assurances; lender meetings; location of equipment, inventory, and chief executive office; treasury management services; OFAC; sanctions; anti-corruption laws; and anti-money laundering laws.  In addition, the ABL Facility contains negative covenants regarding, among other provisions itemized in the Credit Agreement: the incurrence of certain indebtedness; the repayment of other indebtedness; liens; fundamental changes; disposal of assets; nature of business; specified amendments; restricted payments; accounting methods; transactions with affiliates; use of proceeds; and inventory with bailees.

In connection with the ABL Facility Documents, the Company paid the lenders an aggregate fee of $657,500.  Certain parties to the ABL Facility Documents and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities.  Certain parties to the ABL Facility Documents and certain of their respective affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates for which they have received, or may in the future receive, customary fees and commissions or other payments for these transactions.

The foregoing description of the Credit Agreement and the Second Amended and Restated Guaranty and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Second Amended and Restated Guaranty and Security Agreement, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and are incorporated by reference herein.

Item 2.02.Results of Operations and Financial Condition.

On November 3, 2022, the Company issued a press release announcing its operating results for the fiscal first quarter ended October 2, 2022, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07.Submission of Matters to a Vote of Security Holders.

(a) On November 2, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”).

(b) At the Annual Meeting, the Company’s shareholders elected Emma S. Battle, Francis S. Blake, Albert P. Carey, Archibald Cox, Jr., Edmund M. Ingle, Kenneth G. Langone, Suzanne M. Present, Rhonda L. Ramlo, and Eva T. Zlotnicka to serve for a term of one year or until their successors are duly elected and qualified.

At the Annual Meeting, the Company’s shareholders also (i) approved, on an advisory basis, the Company’s named executive officer compensation in fiscal 2022 and (ii) ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal 2023.  Each of these proposals is further described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on September 9, 2022.

The final voting results for each of the proposals submitted to the Company’s shareholders at the Annual Meeting are as follows:

1.	Election of directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Emma S. Battle	12,980,106	240,465	2,457	1,782,147
Francis S. Blake	13,060,364	160,007	2,657	1,782,147
Albert P. Carey	12,825,512	394,884	2,632	1,782,147
Archibald Cox, Jr.	12,643,900	576,496	2,632	1,782,147
Edmund M. Ingle	12,862,451	357,934	2,643	1,782,147
Kenneth G. Langone	12,671,968	548,750	2,310	1,782,147
Suzanne M. Present	12,881,691	338,704	2,633	1,782,147
Rhonda L. Ramlo	13,039,168	181,220	2,640	1,782,147
Eva T. Zlotnicka	12,848,117	372,508	2,403	1,782,147

2.	Advisory vote to approve the Company’s named executive officer compensation in fiscal 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,104,247	115,393	3,388	1,782,147

3.	Ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for fiscal 2023:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,824,326	178,090	2,759	0

Item 7.01.Regulation FD Disclosure.

On November 4, 2022, the Company will host a conference call to discuss its operating results for the fiscal first quarter ended October 2, 2022.  A copy of the materials prepared for use by management during this conference call is attached hereto as Exhibit 99.2.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Second Amended and Restated Credit Agreement, dated as of October 28, 2022, by and among Unifi Manufacturing, Inc. and certain of its domestic affiliates, as borrowers, Wells Fargo Bank, National Association, as administrative agent, sole lead arranger and sole book runner, and the lenders party thereto. Certain portions of the exhibit that include immaterial and confidential information have been omitted.

4.2

Second Amended and Restated Guaranty and Security Agreement, dated as of October 28, 2022, by and among the grantors from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent. Certain portions of the exhibit that include immaterial and confidential information have been omitted.

99.1	Press Release of Unifi, Inc., dated November 3, 2022.

99.2	Earnings Call Presentation Materials.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: November 3, 2022	By:	/s/ CRAIG A. CREATURO
Craig A. Creaturo
Executive Vice President & Chief Financial Officer